Exhibit 99.1

February 2023 Supporting Response Materials to PSA’s Proposal Staten Island (NYC) (Store #998)

Forward Looking Statements This presentation may contain forward looking statements as defined in Section 27A of the Securities Act of 1933, and in Section 21E of the Securities Exchange Act of 1934. Forward looking statements address matters that are subject to a number of risks and uncertainties. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained herein. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to: •adverse changes in general economic conditions, the real estate industry and in the markets in which we operate; •the effect of competition from new self-storage facilities or other storage alternatives, which would cause rents and occupancy rates to decline; •impacts from the COVID-19 pandemic or the future outbreak of other highly infectious or contagious diseases on the U.S., regional and global economies and our financial condition and results of operations; •potential liability for uninsured losses and environmental contamination; •the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results; •loss of key personnel; •the Company’s ability to evaluate, finance and integrate acquired self-storage facilities on expected terms into the Company’s existing business and operations; •costs incurred by the Company in response to PSA’s unsolicited efforts to acquire the Company; •the Company’s ability to effectively compete in the industry in which it does business; •disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow; •the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms; •interest rates may increase, impacting costs associated with the Company’s outstanding floating rate debt, if any, and impacting the Company’s ability to comply with debt covenants; •exposure to litigation or other claims; •risks associated with breaches of our data security; •the regional concentration of the Company’s business may subject the Company to economic downturns in the states of Florida and Texas; •the Company’s cash flow may be insufficient to meet required payments of operating expenses, principal, interest and dividends; and •failure to maintain our REIT status for U.S. federal income purposes, including tax law changes that may change the taxability of future income. The Company does not undertake any obligation to update any such forward looking statements to reflect events or circumstances occurring after the date hereof. Non-GAAP Financial Measures Certain of the financial measures appearing in this slide presentation are or may be considered to be non-GAAP financial measures. Management believes that these non- GAAP financial measures provide additional appropriate measures of the Company’s operating results. While management believes these non-GAAP financial measures are useful in evaluating the Company, the information should be considered supplemental in nature and not a substitute for the information prepared in accordance with GAAP. We have provided for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation in the appendix to this presentation. The calculation of these non-GAAP measures may differ from the methodology used by other REITs, and therefore, may not be comparable.

LSI at a Glance 80% 35+ 440 1,198 Quarterly 91.4% Years in the Properties Stores in 37 dividend Same-Store self storage managed for states increase during Occupancy rd business 3 Party Entities last four years 149% Investment 675K+ 4.8x $12.0B Grade Rated 5-year Moody’s: Baa2 Customers Debt to EBITDA Enterprise value total return S&P: BBB 28.4% 19.4% 15.2% FY22 Adj. FFO Growth FY22 Same-Store FY22 Same-Store Per Share NOI Growth Revenue Growth Source(s): Company filings as of December 31, 2022. All statistics as of December 31, 2022, except 5-year total return, which is as of February 3, 2023. Quarterly dividend increase reflects $1.20 dividend approved January 3, 2023.

PSA’s Proposal is Not in the Best Interests of LSI Shareholders 1 PSA’s Proposal Significantly Undervalues LSI and the Company’s Prospects for Value Creation 2 LSI’s Operating Strategy and Execution have Resulted in Best-In-Class Performance in Attractive, Rapidly Growing Markets 3 LSI’s Size and Operating Platform Allow it to Scale its Portfolio Faster and More Efficiently 4 LSI has Significantly Expanded its Operating Margins and has Numerous Initiatives Underway to Build on its Progress 5 The Proposal was Opportunistically Timed; Does Not Reflect LSI’s Outlook for Continued Industry Leading Growth and Value Creation

Miami, FL (Store #1009) 1 PSA’s Proposal Significantly Undervalues LSI and the Company’s Prospects for Value Creation

1 Proposal Significantly Undervalues LSI and Prospects for Value Creation 6 History of Leading Total Shareholder Returns Total Return Since March 1, 2019 5-Year Total Return2 (LSI CEO Tenure)1 149.3% 97.1% 135.1% 94.2% 113.3% 78.6% 98.4% 71.4% LSI EXR CUBE PSA LSI EXR CUBE PSA LSI has a proven track record of delivering outsized returns over time Source(s): S&P Capital IQ Pro. (1) Based on period from March 1, 2019 (effective date of LSI CEO transition), to February 3, 2023 (unaffected date prior to PSA’s proposal to acquire LSI). Dividends are assumed to be reinvested. (2) Based on period from February 2, 2018, to February 3, 2023 (unaffected date). Dividends are assumed to be reinvested.

1 Proposal Significantly Undervalues LSI and Prospects for Value Creation 7 Consistent Dividend Growth Dividend Growth Since March 1, 20191 # of Dividend Raises Over Observed Period1 100% 88.4% LSI 6 80.0% EXR 5 80% CUBE 4 60% PSA 1 53.1% 50.0% 40% Note that PSA raised its 20% dividend on February 5, 2023, upon announcement of the 0% proposal to acquire LSI 1Q2019 1Q2020 1Q2021 1Q2022 1Q2023 LSI EXR CUBE PSA LSI’s strong and consistent dividend growth reflects the Board’s commitment to delivering value to shareholders Source(s): Public filings. (1) Based on period from March 1, 2019 (effective date of LSI CEO transition), to February 3, 2023 (unaffected date prior to PSA’s public proposal to acquire LSI) for all peers except PSA, which reflects the dividend increase announced on February 5, 2023, and EXR, which reflects dividend increase announced on February 16, 2023, as indicated by the dashed lines. Excludes special dividends.

1 Proposal Significantly Undervalues LSI and Prospects for Value Creation 8 Track Record of Delivering Results Actual Adjusted FFO per Share vs. Consensus Analyst Estimates1 by Quarter and Year (Beat, Miss, Meet) 2020² Year 2018 2019 2021 2022 (COVID-19) Q1 Q2 Q3 Q4 Actual Adjusted FFO per Share vs. Company Guidance3 by Year (Beat, Miss, Meet) Year 2018 2019 2020² 2021 2022 Guidance $3.55—$3.62 $3.69—$3.75 $3.96—$4.05 $4.18—$4.28 $5.93—$6.03 Actual $3.67 $3.75 $3.97 $5.07 $6.51 LSI has met or beat Adjusted FFO per share estimates in 19 of the past 20 quarters, and has met or beat guidance in every single year since 2018 Source(s): FactSet. (1) Based on median analyst estimates. (2) Impacted by the COVID-19 pandemic. (3) Based on the earliest date on which full year guidance was released.

1 Proposal Significantly Undervalues LSI and Prospects for Value Creation 9 FFO Growth Outperformance FFO per Share Growth¹ LSI 2019-2023E CAGR: 13.3% LSI EXR 2019-2023E CAGR: 12.6% PSA 2019-2023E CAGR: 9.3% EXR Note that CUBE 2023E 30.9% CUBE guidance was not available 27.7% 28.4% at time of this presentation PSA 22.7% 23.1% 21.9% 22.1% 19.1% 8.2% 5.9% 5.2% 4.5% 3.0% 3.3% 2.0% 1.8% 1.8% 0.1% (1.3%) 2019 2020 2021 2022² 2023E³ LSI has the highest 2019 – 2023E FFO per share CAGR among its peers Source(s): LSI company estimates, public filings, FactSet. (1) Based on reported Adjusted FFO per share for LSI and CUBE, and based on reported Core FFO per share for EXR and PSA. (2) LSI, EXR and PSA FFO per share growth in 2022 based on reported results. PSA FFO per share growth includes the equity contribution from investment in PS Business Parks, Inc. CUBE FFO per share growth in 2022 based on FactSet consensus estimates as of February 22, 2023. (3) LSI, EXR and PSA FFO per share estimates in 2023E reflect midpoint of company guidance. PSA FFO per share growth includes the equity contribution from investment in PS Business Parks, Inc. CUBE 2023E guidance unavailable at time of this presentation.

LifeStorage
1 Proposal Significantly Undervalues LSI and Prospects for Value Creation 10

LSI is Poised for Continued Growth in 2024

LSI expects low double-digit growth in 2024E due to:

- ✓ Continued same-store growth
  - ➢ Strong demographic outlook
  - ➢ Moderating supply
  - ➢ Embedded growth of in-place rates
  - ➢ Continued margin improvement
  - ➢ Retention and attrition levels
- ✓ 2022 mature acquisition contribution (primarily Sun Belt)
- ✓ Positive impact of lease-up assets
- ✓ Growth in fee revenue from 3PM and JV
- ✓ Redevelopments

2024E FFO per Share Growth[1]


9.0%-13.0% Internal Estimates
6.0% Consensus
4.1% Consensus
3.9% Consensus
LSI
PSA
EXR
CUBE

LSI is positioned to deliver outsized growth in 2024

Source(s): LSI company estimates, FactSet. (1) LSI 2024E Adjusted FFO growth estimates per company. EXR, PSA, and CUBE 2024E estimates per FactSet consensus as of February 22, 2023.

Las Vegas, NV (Store #589) 2 LSI’s Operating Strategy and Execution have Resulted in Best-In-Class Performance in Attractive, Rapidly Growing Markets

2 Best-In-Class Performance in Attractive, Rapidly Growing Markets 12 Best-In-Class Operating Performance Average Same-Store Revenue Growth 3 Years (2020—2022) 5 Years (2018—2022) 10.4% 10.4% 8.8% 8.1% 7.8% 7.3% 6.2% 5.5% LSI1 EXR CUBE2 PSA EXR LSI1 CUBE2 PSA Average Same-Store NOI Growth 3 Years (2020—2022) 5 Years (2018—2022) 13.8% 13.3% 9.7% 9.4% 11.3% 10.0% 7.5% 6.2% LSI1 EXR CUBE2 PSA LSI1 EXR CUBE2 PSA LSI has outperformed on internal growth metrics driven by both accelerating same-store revenue growth and strong expense control Source(s): Public filings as of December 31, 2022. Note: PSA same-store NOI growth does not include allocated overhead costs in 2018-2020 or indirect cost of operations in 2020-2021. (1) LSI adjusted for PSA’s same-store definition (3 year holding period) results in 10.3% and 7.0% 3-year and 5-year revenue growth, respectively, and 13.6% and 9.3% 3-year and 5-year NOI growth, respectively. (2) CUBE averages do not include Q4 2022 earnings.

2 Best-In-Class Performance in Attractive, Rapidly Growing Markets 13 LSI’s Portfolio Located in the Path of Future Growth Projected Population Growth Projected Household Growth (2022—2027E) (2022—2027E) 4.1% 4.3% 3.8% 3.9% 3.7% 3.8% 3.7% 3.4% LSI CUBE EXR PSA LSI CUBE EXR PSA LSI has focused on markets with attractive demographics and higher projected growth than peers Source(s): Evercore ISI research dated November 21, 2022.

2 Best-In-Class Performance in Attractive, Rapidly Growing Markets LSI’s Growth Driven by Continued Sun Belt Expansion LSI’s Sun Belt Expansion LSI Well-Positioned for In-Migration ~70% 140 ~65% Net Population Gains (Loss) Of new acquisitions in New properties Of 3PM/JV asset pool (in thousands) 1,275 1,488 the Sun Belt since 2019 acquired since 2019 today in the Sun Belt Generating Stronger 2021 (as of July 1) Demand 2022 (as of July 1) (114) ~4.4% ~4.9% (395) Population Growth Employment Growth Sun Belt States California (2023E – 2027E)1 (2023E – 2027E)2 (excluding CA) And Moderating LSI (% of Total Stores)4 ~60% ~4% Supply 5 Sun Belt Supply Growth % 3 CUBE (% of Total Stores) ~51% ~10% 6.0% EXR (% of Total Stores)6 ~43% ~14% PSA (% of Total Stores)7 ~43% ~15% 3.0% California has been seeing a decline in population given the 0.0% state’s high housing costs, while the other Sun Belt states benefit 2013 2015 2017 2019 2021 2023E 2025E 2027E from strong in-migration trends LSI continues to benefit from strong demand and limited supply in the Sun Belt Source(s): Green Street, public filings, U.S. Census Bureau, and LSI company information. Note: Sun Belt States defined as the following states: Alabama, Arizona, California, Florida, Georgia, Kansas, Louisiana, Mississippi, Nevada, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee, Texas and Utah. (1) Per Green Street. Weighted average by market level population. (2) Per Green Street. Weighted average by market level nonfarm employees. (3) Per Green Street. For purposes of this chart, Sun Belt defined as any of the top 50 markets as defined by Green Street in the Sun Belt States. Supply growth calculated as a weighted average by market level population. (4) YE 2022 total store portfolio per company information. (5) YE 2021 owned stores per company 10-K. (6) YE 2021 total store portfolio per company 10-K. (7) YE 2022 owned stores per company 10-K.

Lyndhurst, NJ (NYC) (Store #8274) 3 LSI’s Size and Operating Platform Allow it to Scale its Portfolio Faster and More Efficiently

3 Ability to Scale Faster and More Efficiently 16 LSI Executes on External Growth Wholly-Owned Joint Third-Party Redevelopment Acquisitions Ventures Management Initiatives (“3PM”) LSI has a proven Attractive source of Consistent fee stream Ability to re-develop ability to capital to broaden that strengthens brand, owned assets through consistently opportunity set while increases market share attractively yielding, execute on wholly- providing attractive low-risk initiatives owned acquisitions fee stream Joint Ventures and 3PM Enhances Acquisition Pipeline LSI’s operating platform allows the Company to scale its portfolio and drive enhanced, needle-moving earnings growth

3 Ability to Scale Faster and More Efficiently 17 Accelerating Store Count Growth LSI has identified potential ~$8.0 billion portfolio of managed and JV acquisitions in its pipeline properties is an embedded pool of acquisition opportunities, ~65% of which are in the Sun Belt2 worth $685 million, of which 1 ~95% are off-market opportunities 1,296 1,198 981 1,076 299 927 854 251 774 141 238 1,198 172 116 100 113 125 92 758 709 561 557 597 2018 2019 2020 2021 2022 2023E Wholly-Owned Joint Ventures Third-Party Managed YE 2022 Existing Stores 2023E New Stores To Be Added LSI is delivering industry leading growth Source(s): Public filings as of December 31, 2022; Store counts are as of December 31 for each respective year; LSI company information as of December 31, 2022. (1) Includes 18 wholly-owned stores and 80 joint-venture and third-party managed stores. (2) Sun Belt defined as any of the following states: Alabama, Arizona, California, Florida, Georgia, Kansas, Louisiana, Mississippi, Nevada, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee, Texas and Utah.

3 Ability to Scale Faster and More Efficiently 18 Acquisitions Drive Outsized Growth for LSI Wholly-Owned Acquisition Volume Since 2019 as % of 2022 Total Enterprise Value1 30% To reach 30% acquisition volume as % of TEV, PSA would have needed to spend ~$16.0B more on acquisitions from 2019 to 2022, or ~$4.0B 12% annually2 LSI PSA Working from a smaller base, LSI drives impactful growth via acquisitions Source(s): Public filings as of December 31, 2022, FactSet. (1) Acquisition volume from January 1, 2019 through December 31, 2022 per public filings. Total Enterprise Value (“TEV”) as of December 31, 2022. PSA TEV per FactSet. (2) Calculation adjusts PSA TEV for additional acquisition volume.

3 Ability to Scale Faster and More Efficiently 19 High-Growth 3PM Business and Strong JV Partners 3PM / JV Store Count and Fee Income 5202 Rapidly Expanding 3PM Program 550 $50 440 ons) â–ª 227 new managed stores since 20191, with 65 net 440 $40 lli transfers from other REITs 330 367 Mi es 330 297 $30 in or $ t S( of e 220 $20 Established Joint Venture Relationships # ncom 110 $10I Fee â–ª 141 stores with leading institutional and PE partners 0 $0 2019 2020 2021 2022 2023E Third-Party Managed Joint Ventures Significant Fee Income 2023E 3PM / JV Store Count Total Fees ($) Annual fee income of ~$ LSI’s 3PM program is ~4.0x the size of PSA’s1; a significant â–ª 31 million, much of which is at number of 3PM and JV partners will likely not stay with risk of loss in a transaction with PSA PSA after a transaction Managed and JV pool provides fee stream and future pipeline; $1.2 billion acquired from 3PM and JVs since the start of 2020 (37% of total volume) Source(s): Public filings as of December 31,2022, and LSI company information. (1) Includes joint-venture and third-party managed stores. (2) Includes 80 joint-venture and third-party managed facilities added in 2023.

3 Ability to Scale Faster and More Efficiently 20 Redevelopment Improves Asset Base and Profitability LSI is committed to investing in its current asset NOI Margin1 (Excl. Real Estate Taxes) base through upgrading assets and improving the customer experience 80% 78% $208 million of redevelopment completions since 2018, with stabilized yields exceeding 10% on cost 75% 74% Significant identified pipeline of redevelopments that will drive future growth and cash flow 70% Pre- Post- Redevelopment 2 Redevelopment 3 Track record of improving properties to achieve compelling, double digit returns through expansion and enhancement initiatives Source(s): Public filings as of December 31, 2022, and LSI company information. (1) Includes all redevelopments completed between 2016 and 2020. (2) NOI margin for the 12-month period prior to construction of the redevelopments. (3) NOI margin for months 13-24 following completion of the redevelopments.

Brooklyn, NY (NYC) (Store #1153) 4 LSI has Significantly Expanded its Operating Margins and has Numerous Initiatives Underway to Build on its Progress

LifeStorage
4 Expanded Operating Margins and Numerous Initiatives Underway 22

Sector-Leading Margin Improvement


Same-Store NOI Margin Expansion Since the Beginning of 2019[1]
6.3%
3.9%
2.4%
1.4%
LSI
EXR
PSA
CUBE

LSI expects ~70 bps of additional margin improvement over the next ~24 months through identified margin initiatives

Source(s): Public filings as of December 31, 2022. (1) Margin improvements based on comparison of full year 2022 same-store NOI margins (except CUBE, which reflects third quarter 2022 YTD same-store NOI margin) to full year 2018 same-store NOI margins. Same-store NOI adjusted to exclude indirect operating expenses, as applicable, for comparison purposes. Excludes LSI's tenant insurance income for 2018 which has not been included in same-store results since 2019.

LifeStorage
4 Expanded Operating Margins and Numerous Initiatives Underway 23

Margin Normalization Comparison

Non-controllable geographic street rate differences between the portfolios drive reported margin differential; adjusting LSI's rent per SF of **$19.51** for PSA's rent per SF of **$22.74** increases LSI's margin by **~370 bps**[1]

LSI has identified margin initiatives with **~70 bps** upside

PSA benefits from lower property taxes primarily due to Proposition 13 in California; a complete repeal could imply a **~150 bps** decrease to PSA's margins[2]

4Q 2022 Margin Comparison

	PSA	LSI
Direct SSNOI Margins	**81.2%**	**73.7%**
LSI Adj. for PSA's Rates PSF[1]	-	+3.7%
LSI Identified Margin Initiatives	-	+0.7%
PSA Property Tax Adj.[2]	(1.5%)	-
Adj. SSNOI Margins	**79.7%**	**78.1%**
Difference (bps)		***~160 bps***

PSA reports higher margins, but a deeper-dive significantly reduces the difference

Source(s): Public filings, FactSet consensus estimates. Note: SSNOI margins are before indirect costs. (1) Assumes LSI's average quarterly rent per occupied square foot of $19.51 for quarter ending December 31, 2022, adjusted to PSA's average quarterly rent per occupied square foot of $22.74 for quarter ending December 31, 2022. (2) PSA benefits from a lower tax basis than LSI; adjusting PSA's 3Q 2022 property taxes as a percent of total revenue to that of LSI decreases PSA's NOI margin by 1.5 percentage points.

Columbia, SC (Store #8454) 5 The Proposal was Opportunistically Timed; Does Not Reflect LSI’s Outlook for Continued Industry Leading Growth and Value Creation

5 Proposal was Opportunistically Timed; Does Not Reflect LSI’s Outlook for Growth 25 PSA’s Proposal Takes Advantage of Short-Term Dislocation NTM FFO Multiples1 19.4x LSI Average Trading Multiple Implied Offer Multiple² 18.2x 17.7x 3-Year 1-Year The implied NTM multiple from PSA’s proposal does not approach the longer-term average trading multiples for LSI Source(s): FactSet. Market data as of February 22, 2023. (1) Trailing averages as of February 3, 2023 (unaffected date prior to PSA’s proposal to acquire LSI). (2) Represents the implied multiple based on the proposed exchange ratio of 0.4192x, PSA closing share price of $292.30 as of February 22, 2023, and LSI NTM Adjusted FFO per share estimate per FactSet consensus of $6.91 as of February 22, 2023.

5 Proposal was Opportunistically Timed; Does Not Reflect LSI’s Outlook for Growth 26 LSI is Significantly Undervalued Based on Future Growth Expectations 2024E FFO Multiple Adjusted for Growth (PEG Ratio)1 2.1x 1.9x 1.6x 1.1x Multiple Implied by PSA Proposal, Adjusted for LSI’s Mid-Point for 2024 Growth Estimates (11%) and 1.0x Dividend Yield EXR CUBE PSA LSI (11.0% 2024 Growth) Implied PEG ratio does not fairly capture the value of LSI’s future growth expectations Source(s): FactSet. Market data for EXR, CUBE, and PSA as of February 22, 2023; LSI as of February 3, 2023 (unaffected date prior to PSA’s proposal to acquire LSI). (1) See page 31 for additional detail on the calculation of 2024E FFO Multiple Adjusted for Growth.

5 Proposal was Opportunistically Timed; Does Not Reflect LSI’s Outlook for Growth 27 Superior Growth and Value Creation Faster Growth: Same-Store Revenue and NOI, FFO, Acquisition Pipeline, 3PM, JVs Further Margin Improvement Future Opportunity for Acquisitions Preferred Demographic Exposure to Sun Belt Newer Assets Management Track Record of Delivering Superior Results Higher Expected Total Shareholder Returns in the Future LSI’s key growth drivers are expected to deliver continued best-in-class performance and value creation

LifeStorage
5 Proposal was Opportunistically Timed; Does Not Reflect LSI's Outlook for Growth 28

LSI's Board is Highly Qualified and Strongly Aligned with Corporate Governance Best Practices

Independent & Focused	✓ **6 of 8** Directors are independent, including an **Independent Chairman** ✓ **100%** Director attendance for Board and Committee meetings in 2021
Deep Industry Experience	✓ **50%** of Directors with self-storage experience ✓ **75%** of Directors with real estate experience
Responsive to Shareholders	✓ **~95.7%** 4-year average say-on-pay support[1] ✓ All Directors received **94.0% or greater** shareholder support at the 2022 Annual Meeting (**~98.2%** average support)
Strong Governance Provisions	✓ **Annual elections** for Directors (average Board tenure of **~6 years**) ✓ **No "Poison Pill"**
Committed to Diversity	✓ **25%** of Directors are female ✓ **25%** of Directors are racially / ethnically diverse

The LSI Board is independent, committed to acting in shareholders' best interests, and confident about the Company's future. The Board will remain open-minded about opportunities that appropriately reflect and value the embedded upside in LSI today

Source(s): (1) Average say-on-pay shareholder approval from 2019 – 2022.

5 Proposal was Opportunistically Timed; Does Not Reflect LSI’s Outlook for Growth 29 PSA’s Proposal Is Not in the Best Interests of LSI Shareholders 1 PSA’s Proposal Significantly Undervalues LSI and the Company’s Prospects for Value Creation 2 LSI’s Operating Strategy and Execution have Resulted in Best-In-Class Performance in Attractive, Rapidly Growing Markets 3 LSI’s Size and Operating Platform Allow it to Scale its Portfolio Faster and More Efficiently 4 LSI has Significantly Expanded its Operating Margins and has Numerous Initiatives Underway to Build on its Progress 5 The Proposal was Opportunistically Timed; Does Not Reflect LSI’s Outlook for Continued Industry Leading Growth and Value Creation

Chicago, IL (Store #568) Appendix

31 Page 26 Reference: PEG Ratio Calculation Consensus 2024E FFO Multiple Growth + Dividend Yield Factor PEG Ratio A B A B Consensus Consensus 2024E 2024E Growth Growth and 2024E FFO per 2024E FFO Dividend per 2024E + Dividend Div. Adjusted Share Price Share Multiple 2024E Growth1 Share2 Dividend Yield Yield Factor3 Multiple EXR $154.30 $9.03 17.1x 4.1% $6.50 4.2% 8.3 2.1x CUBE $43.77 $2.78 15.7x 3.9% $1.96 4.5% 8.4 1.9x PSA $292.30 $17.68 16.5x 6.0% $12.00 4.1% 10.1 1.6x LSI $110.58 $7.18 15.4x 11.0% $4.87 4.4% 15.4 1.0x PSA Share Price $292.30 Proposed Exchange Ratio 0.4192x LSI Mult. Implied by PSA Offer $122.53 $7.18 17.1x 11.0% $4.87 4.0% 15.0 1.1x Source(s): FactSet. Market data as of February 22, 2023. LSI market data as of unaffected date of February 3, 2023. (1) EXR, CUBE, and PSA based on consensus. LSI based on mid-point of LSI’s internal estimates. (2) EXR, CUBE, and LSI based on consensus. PSA assumes $12 per share annual dividend. (3) Equal to the sum of 2024E Growth and 2024E Dividend Yield multiplied by 100.

LifeStorage 32

Regional Rental Rates Drive Margin Differences

- A comparison of margins should reflect the geographies of the portfolios
- The weighted average street rates for PSA's top 5 and top 10 markets are **~37%** and **~19%** higher than LSI's

Top 10 Same Store Markets by Portfolio

LSI				PSA			
Rank	Market	% of SS NOI	Avg. Street Rate[1]	Rank	Market	% of SS NOI	Avg. Street Rate[1]
1	New York City	8.4%	$22.43	1	Los Angeles	17.7%	$25.07
2	Chicago	6.5%	14.60	2	San Francisco	7.9%	22.08
3	Houston	6.3%	12.28	3	New York City	5.8%	22.43
4	New England	4.9%	16.72	4	Miami	5.3%	21.43
5	Dallas-Ft. Worth	4.3%	14.21	5	Seattle	4.4%	16.08
	Top 5 Total	**30.5%**	**$16.56**		**Top 5 Total**	**41.1%**	**$22.68**
6	Los Angeles	4.1%	$25.07	6	Washington DC	4.2%	$16.04
7	Buffalo	4.0%	13.79	7	Chicago	3.7%	14.60
8	Miami	3.9%	21.43	8	Dallas-Ft. Worth	3.6%	14.21
9	Las Vegas	3.9%	13.42	9	Atlanta	3.4%	13.27
10	Atlanta	3.7%	13.27	10	Houston	3.0%	12.28
	Top 10 Total	**50.2%**	**$16.93**		**Top 10 Total**	**59.1%**	**$20.10**

An analysis of margins should take into account market concentration and the varying rental rates across different geographies

Source(s): Public filings as of December 31, 2022, LSI company information, company websites and press releases. Note: Top 5 and Top 10 Avg. Street Rate Totals are weighted by % of SS NOI. (1) Average 10x10 online asking rate of CUBE, EXR, LSI, and PSA as of January 30, 2023.

Definitions 33 Supplemental Performance Measures Funds from Operations (“FFO”): FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with GAAP, excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions. Adjusted FFO: We define Adjusted FFO as FFO further adjusted to exclude the impact of gain on sale of land, gain on sale of non-real estate assets, uninsured damages and customer reinsurance claims, acquisition fees, costs related to officers’ retirements, Board changes and other proxy related expenses, lawsuit settlements, and make-whole payments on repaid notes. Net Operating Income (“NOI”): We define NOI as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, operating lease expense, depreciation and amortization expense, any losses on sale of real estate, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, any gains on sale of real estate, and equity in income of joint ventures.

34

Non-GAAP Reconciliations

Non-GAAP Reconciliations
Life Storage, Inc.
Computation of Funds From Operations (FFO)

(dollars in thousands, except share data[1])	2018	2019	2020	2021	2022
Net income attributable to common shareholders	$ 206,590	$ 258,699	$ 151,571	$ 249,317	$ 358,128
Noncontrolling interests in the Operating Partnership	968	1,378	789	1,364	4,331
Noncontrolling preferred interests in the Operating Partnership during conversion period	-	-	-	-	1,998
Depreciation of real estate and amortization of intangible assets exclusive of debt issuance costs	100,528	105,107	120,512	144,978	190,962
Depreciation and amortization from unconsolidated joint ventures	5,107	6,195	5,814	6,227	8,956
Gain on sale of storage facilities	(56,398)	(104,353)	-	-	-
Gain on sale of investments in joint ventures	-	-	-	-	(1,572)
Funds from operations allocable to noncontrolling interest in Operating Partnership	(1,197)	(1,417)	(1,443)	(2,177)	(6,718)
Funds from operations available to common shareholders	255,598	265,609	277,243	399,709	556,085
FFO per share - diluted	$ 3.66	$ 3.80	$ 3.90	$ 5.08	$ 6.55
Adjustments to FFO					
Gain on sale of land	$ (718)	$ (1,781)	$ (302)	$ -	$ -
Gain on sale of non-real estate assets	-	-	-	-	(5,550)
Uninsured damages and customer reinsurance claims, net	-	-	1,546	-	2,598
Acquisition fee	-	(442)	(217)	(1,752)	(1,685)
Costs related to officer's retirement	885	443	-	620	1,351
Board changes and other proxy related expenses	1,128	-	-	-	-
Lawsuit settlement	-	(1,651)	-	-	-
Make-whole payment on repaid note	-	-	4,030	-	-
Funds from operations resulting from non-recurring items allocable to noncontrolling interest in Operating Partnership	(6)	18	(26)	5	39
Adjusted funds from operations available to common shareholders	256,887	262,196	282,274	398,582	552,838
Adjusted FFO per share - diluted	$ 3.67	$ 3.75	$ 3.97	$ 5.07	$ 6.51
Common shares - diluted	69,894,978	69,979,595	71,177,763	78,608,151	84,884,168

(1) Share and per share amounts for all years presented have been adjusted to reflect the impact of the three-for-two distribution of common stock announced on January 4, 2021.

Non-GAAP Non-GAAP Reconciliations Life Storage, Inc. Same Store Data (dollars in thousands) Revenues: Rental income Other operating income Total operating revenues Expenses: Payroll and benefits Real estate taxes Utilities Repairs and maintenance Office and other operating expense Insurance Advertising Internet marketing Total operating expenses Net operating income Net operating income Same-store net operating income Net operating income related to tenant reins Other stores, management fee income, and sale of non-real estate assets Total net operating income General and administrative expense Operating leases of storage facilities Depreciation and amortization Interest expense (70,672) (76,430) (86,015) (86,786) (109,240) Interest and dividend income 13 342 19 827 32 Gain on sale of storage facilities 56,398 104,353 — — -Gain on sale of real estate 718 1,781 302 — -Gain on sale of investments in joint ventures — — — — 1,572 Equity in income of joint ventures 4,122 4,566 4,838 5,696 9,235 Net income $ 207,558 $ 260,077 $ 152,360 $ 252,175 $ 366,462

Non-GAAP Reconciliations (cont.) Non-GAAP Reconciliations Life Storage, Inc. 2023 Guidance (dollars in thousands, except share Earnings per share attributable to common shareholders—diluted Plus: real estate depreciation and amortization Adjusted FFO per share